EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Tejon Ranch Co. 1998 Stock Incentive Plan and 1998 Non-Employee Directors Stock Incentive Plan of our report dated February 11, 1998, with respect to the consolidated financial statements and schedule of Tejon Ranch Co. included in its Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP
Ernst & Young LLP

Los Angeles, California
December 10, 1998